SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                             (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12



                           PECO ENERGY COMPANY
           ---------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                 T. D. CUTLER; G. M. PFEIL (PECO ENERGY);
           ---------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


Title of each class of securities to which transaction applies: _____________

Aggregate number of securities to which transaction applies: ________________

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1): ______________________________________

Proposed maximum aggregate value of transaction: ____________________________

Total fee paid: _____________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: ______________________________________________

    2) Form, Schedule or Registration Statement No.: ________________________

    3) Filing Party: ________________________________________________________

    4) Date Filed: __________________________________________________________


(1) Set forth the amount on which the filing fee is calculated and state how it was determined. ____________________________________________

                           PECO ENERGY COMPANY

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 9, 1997

Dear Shareholder:

    YOU ARE CORDIALLY INVITED TO ATTEND THE 1997 ANNUAL MEETING OF SHAREHOLDERS WHICH WILL BE HELD ON WEDNESDAY, APRIL 9, 1997, AT 9:30 A.M. IN THE LECTURE HALL OF THE PENNSYLVANIA CONVENTION CENTER, PHILADELPHIA, PENNSYLVANIA, LOCATED NEAR THE 13TH AND ARCH STREETS ENTRANCE. PARKING, FOR WHICH THERE IS A FEE, IS AVAILABLE AT NUMEROUS PARKING FACILITIES IN THE AREA.

    The purposes of the Meeting are as follows:

    1. Elect five Class I directors to serve for three-year terms;
    2. Approve the appointment of Coopers & Lybrand L.L.P. as auditors for the year 1997;
    3. Approve Management Incentive Compensation Plan;
    4. Approve Long-Term Incentive Plan;
    5. Consider and take action on the shareholder proposals beginning on page 20 of the Proxy Statement (if such proposals are presented at the Meeting); and
    6. Transact any other business that may properly come before the Meeting.

    Holders of Common Stock of record at the close of business February 20, 1997, are eligible to vote upon each of the matters listed above. The number of shares indicated by the asterisk at the top of your proxy card represents the total number of shares of Common Stock held by you as of February 20, 1997, including any shares held under the Dividend Reinvestment and Stock Purchase Plan.

    At the Meeting, we will present a report on our current operations and future plans, followed by a question and answer period during which we will welcome comments and questions from those present.

    We hope you will indicate your continuing interest in the Company and your support of the Board of Directors by completing, signing and mailing your proxy promptly. In order to have your proxy voted, please allow the postal service sufficient time to return your proxy prior to the meeting date of April 9, 1997.


    K. K. COMBS                     J. F. PAQUETTE, JR.
    Deputy General Counsel          Chairman of the Board
    and Corporate Secretary


Philadelphia, Pennsylvania
March 3, 1997

                           PECO ENERGY COMPANY
                            2301 MARKET STREET
                              P. O. BOX 8699
                  PHILADELPHIA, PENNSYLVANIA 19101-8699

                             PROXY STATEMENT

    The accompanying proxy, solicited by the Board of Directors, may be revoked by the shareholder at any time prior to its exercise by attending the Meeting and voting in person, by notifying the Corporate Secretary in person or in writing, or by filing a later-dated proxy. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. If no choice is specified, the proxy will be voted as set forth below.

    The approximate date on which this Proxy Statement and proxy are being sent to shareholders is March 3, 1997. The solicitation of proxies generally will be by mail. The Company has engaged the firm of Morrow & Co. to solicit proxies on its behalf at a cost of approximately $35,000; however, some personal solicitation may be conducted by Company employees. The Company will bear all costs of solicitation together with the expenses of banks and brokers which, at the Company's request, will forward proxies to beneficial owners of shares held of record by such banks and brokers.

    On February 20, 1997, the Company had outstanding 222,542,087 shares of Common Stock. Record holders of Common Stock as of that date are entitled to one vote per share on all matters presented to the Meeting.

                                 *  *  *

                    PROPOSAL 1.  ELECTION OF DIRECTORS

    The Board of Directors consists of fourteen members, divided into three classes of directors, with five directors each in Classes I and II, and four directors in Class III. The terms of the classes are staggered so that the term of a class expires at each Annual Meeting. The terms of the five directors in Class I are scheduled to expire at the April 9, 1997 Annual Meeting. These directors are being nominated for reelection at the Meeting.

    A resolution adopted by the Board of Directors in 1973 provides that directors will offer their resignation from the Board of Directors prior to the Annual Meeting next following their 70th birthday. Class II Directors Nelson G. Harris and Edithe J. Levit, and Class III Director Joseph C. Ladd, are now 70 and pursuant to this resolution, have offered their resignation effective March 31, 1997. At the January 1997 Board of Directors meeting, G. Fred DiBona and R. Keith Elliott were elected as Class II directors by the Board of Directors.

    If one or more of the nominees for director becomes unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board of Directors or, if none, the size of the Board of Directors will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

    The election of directors requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. Shares represented by properly executed proxies will be voted for the five Class I nominees listed below unless otherwise specified on a shareholder's proxy card. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named.

                      EQUITY SECURITIES BENEFICIALLY
                        OWNED ON DECEMBER 31, 1996
                      ------------------------------

                                            NUMBER OF COMMON SHARES
                                 ---------------------------------------------
  NOMINEES FOR DIRECTOR          BENEFICIALLY OWNED   ACQUIRABLE (A)     TOTAL
------------------------------------------------------------------------------
CLASS I - TERM EXPIRING IN 2000
  RICHARD G. GILMORE                  2,015 (B)(C)            0          2,015
  RICHARD H. GLANTON                  1,858 (B)           3,000          4,858
  JOSEPH J. McLAUGHLIN                3,166 (B)          11,000         14,166
  CORBIN A. McNEILL, JR.              7,696 (B)         298,500        306,196
  ROBERT SUBIN                        1,326               5,000          6,326

  INCUMBENT DIRECTORS
---------------------------------
CLASS II - TERM EXPIRING IN 1998
  SUSAN W. CATHERWOOD                 1,359              11,000         12,359
  G. FRED DiBONA                          0                   0              0
  R. KEITH ELLIOTT                        0                   0              0
  JOHN M. PALMS                         976               9,500         10,476
  JOSEPH F. PAQUETTE, JR.            31,433 (B)         240,000        271,433

CLASS III - TERM EXPIRING IN 1999
---------------------------------
  M. WALTER D'ALESSIO                 1,027              11,000         12,027
  JAMES A. HAGEN                      1,412              11,000         12,412
  KINNAIRD R. McKEE                     862 (C)           6,000          6,862
  RONALD RUBIN                        1,359 (B)          11,000         12,359

  OTHER EXECUTIVE OFFICERS
---------------------------------
  DICKINSON M. SMITH                  4,489             164,753        169,242
  WILLIAM L. BARDEEN                 10,055              55,000         65,055
  JAMES W. DURHAM                    11,708             110,000        121,708

All current executive officers
  and directors as a group
  (39 persons)                      122,837 (D)       1,870,553      1,993,390

------------
NOTE A -- Shares which may be acquired within 60 days upon the exercise of stock options granted under the Company's Long-Term
          Incentive Plan.
NOTE B -- Does not include an aggregate of 540,493 shares of Common
          Stock held under PECO Energy Company's Service Annuity Plan.
          Messrs. Gilmore, Glanton, McLaughlin, McNeill, Paquette and Rubin are members of the Executive Committee which monitors the investment policy and performance of the investments under the Plan. For a more detailed description of the Executive Committee, see "Audit, Compensation, Corporate Governance, Executive, Finance, and Nuclear Committees" section beginning on page 6.
NOTE C -- In addition, Admiral McKee and Mr. Gilmore own 600 and 200 shares, respectively, of 9% Cumulative Monthly Preferred
          Securities (MIPS).
NOTE D -- Beneficial ownership represents less than one percent of the shares of Common Stock outstanding.

                                 *  *  *

              BUSINESS BACKGROUND OF NOMINEES AND DIRECTORS

NOMINEES FOR DIRECTOR -- TERMS EXPIRING IN 2000

################  Richard G. Gilmore, age 69, was first elected to the Board of
#              #  Directors in 1979.  In 1983, he resigned from the Board when
#              #  he accepted the position of Finance Director of the City of
# ID:          #  Philadelphia.  At that time, he was also Vice President and
# Photo of     #  Treasurer of The Girard Company (now Mellon Bank Corporation)
# Richard G.   #  and Executive Vice President and Treasurer of Girard Bank,
# Gilmore      #  its subsidiary, by which he had been employed since 1972.  He
#              #  resigned from the position of Finance Director in December
#              #  1985, at which time he was reelected to the Board.  In 1986,
################  he was elected Senior Vice President, Finance and Chief
                  Financial Officer of the Company and served until 1991 when he retired. Mr. Gilmore also is a director of CSS
                  Industries, Inc. and a member of the Board of Directors of nineteen Legg Mason (or their subsidiary) mutual funds.


################  Richard H. Glanton, age 50, was elected to the Board of
#              #  Directors in 1991.  Since 1987, he has been a partner of the
#              #  law firm of Reed Smith Shaw & McClay.  He also is a director
# ID:          #  of General Accident Insurance Company of North America,
# Photo of     #  Philadelphia Suburban Corporation and Philadelphia Suburban
# Richard H.   #  Water Company and President of the Barnes Foundation.  See
# Glanton      #  footnote 1 on page 5.
#              #
#              #
################


################  Joseph J. McLaughlin, age 69, was elected to the Board of
#              #  Directors in 1974.  In 1974, Mr. McLaughlin was elected
#              #  President and Chief Executive Officer of the Beneficial
# ID:          #  Mutual Savings Bank.  He retired from those positions in
# Photo of     #  1993.  He also is a director of the Beneficial Mutual
# Joseph J.    #  Savings Bank.
# McLaughlin   #
#              #
#              #
################


################  Corbin A. McNeill, Jr., age 57, was elected to the Board
#              #  of Directors in 1990.  From 1985 to 1987, Mr. McNeill
#              #  served as Vice President, Nuclear, Public Service Electric
# ID:          #  and Gas Company.  In 1987, he was appointed Senior Vice
# Photo of     #  President, Nuclear, Public Service Electric and Gas
# Corbin A.    #  Company.  In 1988, he was named the Company's Executive
# McNeill, Jr. #  Director, Nuclear, on loan from Public Service Electric
#              #  and Gas Company, and later was elected Executive Vice
#              #  President, Nuclear, of the Company.  In 1990, he was
################  elected President and Chief Operating Officer.  In 1995,
                  Mr. McNeill was elected to the additional position of Chief Executive Officer.

################  Robert Subin, age 58, was elected to the Board of
#              #  Directors in 1994.  In 1988, Mr. Subin was elected
#              #  Corporate Vice President of Campbell Soup Company.  In May
# ID:          #  1990, he became Vice President -- Grocery Sector, Campbell
# Photo of     #  North America, and was then promoted to Executive Vice
# Robert       #  President, International Division in November 1990.  In
# Subin        #  1992, Mr. Subin was named President, Campbell
#              #  Europe/America Division and, in 1993, was named President,
#              #  International Specialty Foods.  In August 1994, he was
################  appointed Senior Vice President of Campbell Soup Company,
                  President, Bakery and Confectionery Division. In 1995, he was appointed, Senior Vice President -- Finance, Campbell
                  Soup Company. In 1996, he was appointed to his present position, Senior Vice President - Global Sourcing and
                  Engineering, Campbell Soup Company.


INCUBENT DIRECTORS -- TERMS EXPIRING IN 1998

################  Susan W. Catherwood, age 53, was elected to the Board of
#              #  Directors in 1988.  From 1978 to 1984, Mrs. Catherwood was
#              #  Program Coordinator for the Academy of Music Anniversary
# ID:          #  Concerts.  From 1982 to 1991, she was Chairman, Board of
# Photo of     #  Overseers, The University of Pennsylvania Museum.  In
# Susan W.     #  1991, she became Chairman, Trustee Board, University of
# Catherwood   #  Pennsylvania Medical Center and Health System (formerly
#              #  University of Pennsylvania Medical Center).  She is also a
#              #  director of The Glenmede Corporation, The Glenmede Trust
################  Company, and The Glenmede Trust Company of New Jersey.


################  G. Fred DiBona, Jr., age 46, was elected to the Board of
#              #  Directors in 1997.  In 1990, Mr. DiBona was named
#              #  President and Chief Executive Officer of Independence Blue
# ID:          #  Cross, a heath insurance organization.  Mr. DiBona also
# Photo of     #  serves as President and Chief Executive Officer of
# G. Fred      #  Keystone Health Plan East, a jointly owned subsidiary of
# DiBona, Jr.  #  Independence Blue Cross and Pennsylvania Blue Shield.
#              #  He also serves on the Boards of Tasty Baking Company and
#              #  Philadelphia Suburban Corporation.  He also served as
################  Chairman of the Blue Cross and Blue Shield Association,
                  the country's largest association of private health insurers.


################  R. Keith Elliott, age 55, was elected to the Board of
#              #  Directors in 1997.  In 1991, Mr. Elliott joined Hercules
#              #  Incorporated as a Senior Vice President and Chief
# ID:          #  Financial Officer.  In January 1995, he became Executive
# Photo of     #  Vice President and Chief Financial Officer, and was then
# R. Keith     #  promoted to President and Chief Operating Officer in
# Elliott      #  October 1995.  In August 1996, he was named President and
#              #  Chief Executive Officer.  On January 1, 1997, he was
#              #  appointed to his present position of Chairman, President
################  and Chief Executive Officer.  Mr. Elliott also serves on the Boards of Alliant Techsystems and Wilmington Trust
                  Company.


################  John M. Palms, Ph.D., age 61, was elected to the Board of
#              #  Directors in 1990.  From 1982 to 1988, Dr. Palms served
#              #  as Vice President for Academic Affairs at Emory
# ID:          #  University.  In 1988, he became a Charles Howard Chandler
# Photo of     #  Professor of Physics at Emory University.  Dr. Palms was
# John M.      #  elected President of Georgia State University in 1989, and
# Palms, Ph.D. #  in 1991 was elected President of the University of South
#              #  Carolina.  He also is a director of Fortis Inc., Policy
#              #  Management System Corporation, a trustee of the Institute
################  for Defense Analyses, and a member of the Advisory Council for the Institute of Nuclear Power Operations (INPO).

################  Joseph F. Paquette, Jr., age 62, was elected to the Board
#              #  of Directors and President, Chief Operating Officer in
#              #  March 1988.  In April 1988, he was elected Chairman of the
# ID:          #  Board and Chief Executive Officer.  In 1995, he stepped
# Photo of     #  down from the position of Chief Executive Officer.  He is
# Joseph F.    #  also a director of Associated Electric & Gas Insurance
# Paquette,    #  Services Limited.
# Jr.          #
#              #
################


INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1999

################  M. Walter D'Alessio, age 63, was elected to the Board of
#              #  Directors in 1983.  Since 1982, Mr. D'Alessio has been
#              #  President and Chief Executive Officer of Legg Mason Real
# ID:          #  Estate Services (previously Latimer & Buck, Inc.),
# Photo of     #  commercial mortgage banking and pension fund advisors.
# M. Walter    #  He also is a director of the Philadelphia Stock Exchange,
# D'Alessio    #  Pennsylvania Blue Shield and Brandywine Real Estate Trust.
#              #
#              #
################


################  James A. Hagen, age 64, was elected to the Board of
#              #  Directors in 1990.  From May 1989 to March 1995, Mr. Hagen
#              #  served as Chairman, President and Chief Executive Officer
# ID:          #  of Conrail.  He served as Chairman of the Board of
# Photo of     #  Directors of Conrail from March 1995, until his retirement
# James A.     #  in May 1996.  Mr. Hagen is also a director of Penn Mutual
# Hagen        #  Life Insurance Company.
#              #
#              #
################


################  Kinnaird R. McKee, age 67, was elected to the Board of
#              #  Directors in 1989.  In 1988, Admiral McKee retired from
#              #  the U.S. Navy.  From 1982 until 1988, he served as
# ID:          #  Director, Navy Nuclear Propulsion.  His career included
# Photo of     #  service as Director of Naval Warfare, Commander of the
# Kinnaird R.  #  U.S. Third Fleet, and Superintendent, U.S. Naval
# McKee        #  Academy.  He also is a director of Entergy Corporation.
#              #
#              #
################


################  Ronald Rubin, age 65, was elected to the Board of
#              #  Directors in 1988.  From 1976 to 1992, Mr. Rubin was a
#              #  General Partner of Richard I. Rubin & Co. Inc., a real
# ID:          #  estate development and management company.  In 1992, that
# Photo of     #  organization became The Rubin Organization, Inc. and he
# Ronald       #  became its Chief Executive Officer.
# Rubin        #
#              #
#              #
################


(1) Richard H. Glanton is a partner of the law firm of Reed Smith Shaw & McClay, which provided legal services to the Company during 1996.

                                 *  *  *

MEETINGS OF DIRECTORS

    The total number of regular and special meetings of the Board of Directors during 1996 was ten. Each director attended more than seventy-five percent of the meetings of the Board and the meetings of committees of which he or she was a member, except Messrs. DiBona and Elliott who became members of the Board on January 27, 1997.

                                 *  *  *

AUDIT, COMPENSATION, CORPORATE GOVERNANCE, EXECUTIVE, FINANCE, AND NUCLEAR COMMITTEES

    The Audit Committee consists of S. W. Catherwood (Chairman), M. W. D'Alessio, and K. R. McKee. The Committee meets quarterly. At each meeting, the Company's internal auditor reports on completed audits and the audit program. During the year, the Committee meets with the Company's independent auditors to review their audit of the consolidated financial statements; to review the auditors' Report to Management for the preceding year; to review their plans for conducting the audit for the current year; to approve their services and fees; and to be informed of proposed or new accounting practices. The Audit Committee met four times during 1996.

    The Compensation Committee consists of R. Subin (Chairman), J. M. Palms and R. Rubin. The Committee meets as necessary on the call of the Chairman of the Committee. The Committee makes decisions pertaining to compensation for the positions of Chief Executive Officer, President, Senior Vice President and Vice President. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. The Compensation Committee met two times during 1996.

    The Corporate Governance Committee consists of M. W. D'Alessio (Chairman), S. W. Catherwood, R. H. Glanton, K. R. McKee and R. Subin. The Committee establishes the criteria and evaluates the effectiveness of the Board and each Committee, sets compensation for the positions of Director and Chairman, and coordinates activities associated with management succession planning on behalf of the Board and reviews and monitors management development programs for officers and employees. The Committee also recommends to the Board of Directors candidates for election to the Board of Directors, with such candidates to be sought from an appropriate variety of sources such as those with managerial experience as business executives or with suitable academic or scientific backgrounds. While the Committee normally expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees at the 1997 Annual Meeting of Shareholders if such recommendations are submitted in writing to the Corporate Secretary at the address set forth on page 1.

    The determination of nominees recommended by the Committee is within the sole discretion of the Committee, and the final selection of nominees is within the sole discretion of the Board of Directors. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Company's Bylaws do not permit shareholders to nominate candidates from the floor at the Annual Meeting without prior notification to the Corporate Secretary. Any such notification would have to include certain information detailed in the Company's Bylaws. Shareholders who desire to nominate a candidate from the floor at the 1997 Annual
Meeting should contact the Company's Corporate Secretary, Ms. K. K. Combs. Nominations must be received 14 calendar days prior to the Annual Meeting (March 26, 1997). The Corporate Governance Committee met seven times during 1996.

    The Executive Committee consists of J. F. Paquette, Jr.  (Chairman),
R. G. Gilmore, R. H. Glanton, J. J. McLaughlin, C. A. McNeill, Jr. and
R. Rubin. The Committee meets quarterly. During intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Board of Directors in the management of all affairs of the Company. This Committee also has fiduciary responsibilities associated with the Company's Service Annuity Plan, including setting and monitoring the investment policy and reviewing the transactions and performance of the investment managers. The Executive Committee met four times during 1996.

    The Finance Committee was established in 1994 to assist management in reviewing financial and other opportunities. The Committee consists of R.
G. Gilmore (Chairman), and M. W. D'Alessio. The Committee met two times during 1996.

    The Nuclear Committee consists of J. M. Palms (Chairman), R. G. Gilmore, K. R. McKee and J. J. McLaughlin. The Committee was established in 1987 to assist the Board of Directors in the proper discharge of the Board's responsibilities for oversight of the nuclear operations of the Company. The Nuclear Committee met eleven times during 1996.

                                 *  *  *

REMUNERATION OF DIRECTORS

    The Company's total compensation target for directors who are not officers of the Company is the lowest 25th percentile of the general industry average. Directors are remunerated in cash and deferred stock units as set forth below, and are reimbursed expenses, if any, for attendance at meetings:

        $21,000    Annual Board retainer
        $ 1,000    Meeting Fee
        $ 2,000    Annual retainer for Chairmanship of Audit, Nuclear and
                   Special Committees
        $ 1,000    Annual retainer for Chairmanship of Compensation,
                   Corporate Governance and Finance Committees
            715    Deferred stock units

    Effective January 1997, the Company has terminated all future retirement benefit accruals and stock options for non-employee directors, except for directors retiring before 1999 who may elect to receive benefits under the previous plan. Accrued benefits under the terminated plan have been replaced with a one-time grant of deferred PECO Energy Company stock units equal to the present value of all accrued benefits for each director. The equivalent future retirement benefits plus the value of stock options have been replaced with annual grants of deferred stock units.

    Directors are required to own at least 3,000 shares of PECO Energy Company common stock and/or stock units within three years after their election to the Board of Directors.

    The Company has an unfunded Deferred Compensation Plan for non-officer directors which permits such directors to defer all or a portion of their remuneration. Amounts deferred will be credited with interest, compounded quarterly, equal to the average prime commercial lending rate of The Chase Manhattan Bank, N.A., in effect on the 15th day of each month, plus one-half of one percent or they will be credited as though they were invested in the following four mutual funds: the Fidelity Contrafund; the Janus Fund; the Putnam Fund for Growth & Income; and the Dodge & Cox Balanced Fund. The amounts deferred and the interest credited thereon are unfunded obligations of the Company and may not be distributed to the participant (except to meet a financial hardship) until that person ceases to be a director, retires, or reaches age 65.

    Directors who are also officers of the Company do not receive director fees.

                                 *  *  *

                    EXECUTIVE COMPENSATION DISCLOSURE

    The following three tables show information relating to the Chief Executive Officer and the four most highly compensated executive officers during the calendar year 1996.

                        SUMMARY COMPENSATION TABLE

                                                                                                                    ALL OTHER
                                                                                                                  COMPENSATION
                                          ANNUAL COMPENSATION                    LONG-TERM COMPENSATION               ($)
                                     -----------------------------------------------------------------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                       ----------------------------------------
                                                                        RESTRICTED                 LONG-TERM
                                                                          STOCK                  INCENTIVE PLAN
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)  BONUS ($)  OTHER ($)  AWARD(S) ($)  OPTIONS (#)    PAYOUTS ($)
---------------------------------------------------------------------------------------------------------------
Joseph F. Paquette, Jr.       1996    528,006     285,480      0          0      50,000                0               0
 Chairman of the Board        1995    497,614     400,119      0          0      50,000             219,000            0
                              1994    485,332     403,262      0          0      50,000                0               0

Corbin A. McNeill, Jr.        1996    505,440     218,868      0          0      50,000                0               0
 President and Chief          1995    444,986     272,675      0          0      50,000             153,300            0
 Executive Officer            1994    379,386     135,857      0          0      30,000                0               0

Dickinson M. Smith            1996    322,273     103,664      0          0      20,000                0               0
 President,                   1995    264,495     117,335      0          0      20,000              76,650            0
 PECO Nuclear                 1994    236,298      87,200      0          0      20,000                0               0
 and Chief Nuclear Officer

William L. Bardeen            1996    329,212      60,917      0          0      20,000                0               0
 Senior Vice President        1995    314,010     109,388      0          0      20,000             139,525            0
 and Group Executive,         1994    304,532      88,072      0          0      20,000                0               0
 Consumer Energy
 Services Group

James W. Durham               1996    289,966      92,695      0          0      20,000                0               0
 Senior Vice President        1995    273,992     119,591      0          0      20,000              76,650            0
 and General Counsel          1994    262,757      83,712      0          0      20,000                0               0


                          OPTION GRANTS IN 1996
                                                                    GRANT DATE
                                      INDIVIDUAL GRANTS                VALUE
                                    --------------------            ----------
                          NUMBER       % OF
                            OF         TOTAL                           GRANT
                        SECURITIES    OPTIONS   EXERCISE               DATE
                        UNDERLYING  GRANTED TO  OR BASE    EXPIRA-    PRESENT
                          OPTIONS   EMPLOYEES    PRICE      TION       VALUE
NAME                    GRANTED(#)   IN 1996     ($/SH)     DATE       ($)(A)
----                    ----------  ----------  --------   -------    --------
Joseph F. Paquette, Jr.   50,000       6.4%      $28.25    2/26/06    $138,985
 Chairman of the Board

Corbin A. McNeill, Jr.    50,000       6.4        28.25    2/26/06     138,985
 President and Chief
 Executive Officer

Dickinson M. Smith        20,000       2.5        28.25    2/26/06      55,594
 President,
 PECO Nuclear and
 Chief Nuclear Officer

William L. Bardeen        20,000       2.5        28.25    2/26/06      55,594
 Senior Vice President
 and Group Executive,
 Consumer Energy
 Services Group

James W. Durham           20,000       2.5        28.25    2/26/06      55,594
 Senior Vice President
 and General Counsel

(A) Values indicated are an estimate based on the Black-Scholes option pricing model. Although executives face uncertain risks of forfeiture, these risks are not factored into the calculated values. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

    Assumptions used for the Black-Scholes model are as of December 31, 1996 and are as follows:

        Risk-free interest rate          5.51%
        Volatility                        .1661
        Dividend yield                   6.20%
        Time of exercise                 5 years

                   AGGREGATED OPTION EXERCISES IN 1996
                  AND OPTION VALUES AT DECEMBER 31, 1996

                                                  SECURITIES
                                                  UNDERLYING       VALUE OF
                                                   NUMBER OF      UNEXERCISED
                                                  UNEXERCISED    IN-THE-MONEY
                                                  OPTIONS AT      OPTIONS AT
                                                   12/31/96       12/31/96(1)
-----------------------------------------------------------------------------
                           SHARES
                          ACQUIRED                    (#)            ($)
                             ON        VALUE      EXERCISABLE    EXERCISABLE
NAME                     EXERCISE(#) REALIZED($) UNEXERCISABLE  UNEXERCISABLE
----                     ----------- ----------- -------------  -------------
Joseph F. Paquette, Jr.     50,000    $315,200    E  190,000     E         0
 Chairman of the Board                            U   50,000     U         0

Corbin A. McNeill, Jr.           0           0    E  248,500     E  $414,000
 President and Chief                              U   50,000     U         0
 Executive Officer

Dickinson M. Smith               0           0    E  144,753     E   318,279
 President,                                       U   20,000     U         0
 PECO Nuclear and
 Chief Nuclear Officer

William L. Bardeen          20,000      82,500    E   35,000     E         0
 Senior Vice President                            U   20,000     U         0
 and Group Executive,
 Consumer Energy
 Services Group

James W. Durham                  0           0    E   90,000     E         0
 Senior Vice President                            U   20,000     U         0
 and General Counsel

------------
(1) Market value of underlying securities at the year-end price of $25.25 per share, minus the value of underlying securities at the exercise or base price. All options whose exercise or base price exceeds the market value are valued at zero.

         EXECUTIVE COMPENSATION -- COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding executives for achieving levels of operational excellence and financial returns which insure positive short-term and long-term business performance and continual growth in shareholder value. The Board of Directors believes that the Company's overall compensation program must be competitive in order to attract and retain the qualified individuals necessary to manage the Company and address the significant challenges facing the Company and the industry.

    The compensation program for executives consists of base salary, annual incentive and long-term incentive components. The combination of these elements balances short-term and long-term business performance goals and aligns executive financial rewards with those of the Company's shareholders.

    Annual incentive awards are earned based on the Company's financial and operational results in comparison to goals established at the start of the year. See "Management Incentive Compensation Plan."

    Long-term incentive awards in the form of stock options and dividend equivalents relate directly to increases in shareholder value, which determines any economic gain for executives. See "Long-Term Incentive Plan."

    The compensation levels of the Company's officers are reviewed each year by a nationally recognized, independent compensation consulting firm, and the results are presented to the Compensation Committee of the Board of Directors. The Compensation Committee makes its decisions on officer salary levels based upon the consultants' evaluations and other factors, such as the individual's performance and the Company's financial condition. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. The latest comparison continues to verify that the Company's executive compensation levels are competitive within the utility industry and are below the levels typically found in general industry. Currently, the Company compares its executive pay practices with those of other electric and gas utilities. As the environment in which the Company competes becomes increasingly competitive, executive compensation practices and levels will be established using companies operating in other industries in addition to utilities.

    Under the transition rules outlined in the Omnibus Budget Reconciliation Act of 1993, the Company is currently in compliance with
Section 162(m) governing the deductibility for federal income tax purposes of the compensation paid to executive officers. Upon approval of Proposals 3 and 4 herein, the Company will remain in compliance with Section 162(m) of the Internal Revenue Code.

EXECUTIVE SALARIES

    Executive salaries are established at competitive levels based upon survey information from other comparably sized major electric and gas utility companies, including a majority of the companies in the Dow Jones Utility Average. Executive salaries correspond to approximately the median salaries of comparable executives of the companies in the survey. The base pay levels indicated in the Summary Compensation Table include annual salary increases granted in 1996 to the officers in the Table. A greater portion of Messrs. Paquette's and McNeill's compensation is linked to the performance of the Company. As a result, Messrs. Paquette's and McNeill's salaries continue to be below competitive levels, i.e., their salaries are below the median salary level of Chairmen and CEOs of comparably sized utilities. The salaries of all executive level positions are reviewed by a nationally recognized, independent compensation consulting firm, to ensure the comparable salary data is valid and appropriate.

MANAGEMENT INCENTIVE COMPENSATION PLAN

    In 1988, the Board of Directors established a Management Incentive Compensation Plan (Management Plan) for individuals in the upper levels of management. The Management Plan replaced a previous incentive compensation plan. The bonuses paid under the Management
Plan are targeted at the 75th percentile of major electric utilities. Each year, a participant is assigned a base bonus percentage which is directly related to the participant's position. Each participant's base bonus percentage is determined by using bonus percentage data of comparably sized utilities gathered from surveys and by the internal system of valuing PECO Energy positions. This base bonus percentage is then multiplied by a Company goals multiplier. This multiplier is a percentage based on the achievement of corporate goals for the Chairman and CEO and a combination of corporate, group and business unit or departmental goals for all other plan participants, established by the Board of Directors. This amount is then multiplied by an individual performance multiplier based on the participant's performance during the year. The resulting percentage is multiplied by the midpoint of the participant's salary range, and the product equals the participant's bonus.

    Corporate, group and business unit or departmental goals are established based upon critical business factors necessary to achieve short-term and long-term strategic objectives. Although these measures may vary from year to year, they have typically included earnings per share, total expenditures, safety and a measure relating to customer service objectives. A participant's individual performance is rated on individual achievement of pre-established goals which include and/or support the key business objectives.

    The goals and weighting used in determining Corporate performance for the 1996 Management Plan awards were: earnings per share (50%), customer satisfaction (30%) and diversity (20%). These goals accounted for 100% of the Corporate performance factor for the Chairman and CEO, and 65% to 75% of the Corporate performance factor for other executives and Management Plan participants. The remaining factors, which accounted for 25% to 35% of the Corporate performance factor for other executives and Management Plan participants consisted of group specific goals such as total expenditures and safety. The weighting of these factors for Messrs. Paquette and McNeill and the other executives listed in the Summary Compensation Table are as follows:

EXECUTIVE                          FACTORS              WEIGHTING (%)
---------                          -------              -------------
Chairman of the Board,             Corporate                 100
Chief Executive Officer

President, PECO Nuclear and        Corporate                  65
Chief Nuclear Officer,             Group Specific             35
Senior Vice President and Group
Executive, Consumer Energy

Senior Vice President and          Corporate                  75
General Counsel                    Group Specific             25

    Consistent with the determination of awards for all participants, the Chairman's and Chief Executive Officer's 1996 Management Plan award shown in the Summary Compensation Table was based on a combination of corporate and individual performance. The Corporate performance for the 1996 Management Incentive Compensation Plan was as follows: diversity exceeded target levels while earnings per share and customer satisfaction did not meet target levels. In addition to the financial and operating goals cited above, the bonus amounts in the Summary Compensation Table incorporate an evaluation of each officer's individual performance.

    In evaluating each of the Chairman's and CEO's individual performance, the Committee made an assessment of their leadership in achieving the Company's long-term strategies and business goals. Specific factors taken into consideration were the Company's strategic planning and implementation; financial and operational results; succession planning and organization; communication/external relations; Board relations; and leadership.

LONG-TERM INCENTIVE PLAN

    In 1989, the Board of Directors approved and the Company's shareholders ratified the Long-Term Incentive Plan (Incentive Plan). The types of long-term incentive awards which may be granted under the Incentive Plan are stock options to purchase shares of the Company's Common Stock, dividend equivalents and shares of restricted Common Stock.

    The combined value of stock options and dividend equivalents granted to the Chairman, CEO and other executives indicated on the Summary Compensation Table and the Option Grant Table are at levels competitive with other major utility companies. The value of stock options and dividend equivalents granted to executives is approximately the average of grants to comparable executives at other major electric utility companies.

    The purpose of stock options is to reward executives for strategic and operational activities associated with growth in shareholder value, since the ultimate value to the executive is determined by share price appreciation. The individual receiving an option is entitled to purchase a share of the Company's Common Stock at a specified price (option exercise price) within a specified period of time. The option exercise price is equal to at least the closing price of the Company's Common Stock on the New York Stock Exchange as reported on the composite tape on the date of the grant or the last business day preceding the grant date, when applicable. Stock options granted under the Incentive Plan may not be exercised more than ten years after the date of the grant.

    Dividend equivalents are granted in conjunction with stock options in the first year of a three-year cycle; dividend equivalents were granted in 1995 to the Chairman, CEO and other executives in the Summary Compensation Table. Not all option grants include dividend equivalents. Dividend equivalents granted under the Incentive Plan provide the opportunity for the recipient to earn an amount equal to the dividends that would have been paid had the recipient acquired the shares underlying the options at the time the options were granted. All or a portion of the dividend equivalents are paid, as determined by the Compensation Committee, based on the Company's performance measured over a three-year period. The measure used to determine dividend equivalents paid is the Company's three-year total shareholder return measured against the three-year total shareholder return of a comparison group of companies consisting of the 50 largest investor-owned electric utilities, including a majority of the companies in the Dow Jones Utility Average. Total shareholder return (TSR) is defined as the sum of share price appreciation and dividends paid over the performance period as follows:

       (Average 12/97 Stock Price Minus Average 12/94 Stock Price)
             Plus Cumulative 1995 Through 1997 Dividends Paid
       -----------------------------------------------------------
                        Average 12/94 Stock Price

    Dividend equivalent unit payouts are based on the following schedule:

           THE COMPANY'S THREE-YEAR     PERCENT OF ACCUMULATED
              TSR QUINTILE RANK       DIVIDEND EQUIVALENTS EARNED
           ------------------------   ---------------------------
                       1                          150%
                       2                          125
                       3                          100
                       4                           50
                       5                            0

    Restricted stock awards are shares of Common Stock subject to limitation on their sale, transfer or pledge until the expiration of a restriction period of not less than 12 months as determined by the Compensation Committee at the time of the grant. During the restriction period, the recipient of an award is entitled to receive dividends and vote the shares of restricted stock. After the restriction period, the shares will be distributed to the recipient. Restricted stock has been used sparingly, awarded only at the conclusion of a highly unusual accomplishment of major importance.

STOCK OWNERSHIP GUIDELINES

    In order to strengthen the alignment of PECO Executives' financial interests with those of shareholders, the Board of Directors recently approved stock ownership guidelines for Officers of the Company. Within the next five years, Officers are expected to achieve the following levels of stock ownership:

                                        STOCK
         POSITION                  OWNERSHIP LEVEL
         --------                  ---------------
    Chairman of the Board/CEO      4 times salary
    Senior Vice Presidents         2 times salary
    Other Officers                 1 times salary

    Stock options, whether vested or unvested, will not be considered stock owned for purposes of meeting the ownership guidelines

SHAREHOLDER RETURN COMPARISON COMPANIES VERSUS
EXECUTIVE COMPENSATION COMPARISON COMPANIES

    Although the companies used for these two purposes are substantially the same, they do differ slightly. The shareholder return comparison companies are those included in the Dow Jones Utility Average. Those companies used for executive pay comparisons are major electric utilities participating in the Edison Electric Institute compensation surveys, the most commonly recognized, accepted and reliable source of compensation data for electric utilities. Performance comparison for the Incentive Plan purposes is the 50 largest investor owned electric utilities. Seventy percent of the companies in the Dow Jones Utility Average (excluding PECO Energy) are used for executive compensation and performance compensation purposes.

COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

    As noted on the graph shown on page 15, an investment of $100 in the Company's Common Stock on December 31, 1991 would have grown in value to $129.87 assuming reinvestment of dividends, at December 31, 1996. For the five-year period ending December 31, 1996, the total cumulative return for holders of the Company's Common Stock amounted to 30%, or the equivalent of 5.4% per year compounded. That return was slightly below the comparable Dow Jones Utility Average and both indices were substantially below the return of the Standard & Poor's 500 Stock Index.

Compensation Committee

R. Subin (Chairman)
N. G. Harris+
J. C. Ladd+
J. M. Palms
R. Rubin

------------
+Although Messrs. Harris and Ladd resigned from the Board effective
 March 31, 1997, both Directors participated in the decisions reflected in and the preparation of the Compensation Committee report.

                                 *  *  *

                      SHAREHOLDER RETURN COMPARISON

    Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Dow Jones Utility Average for the period 1992 through 1996.


                               ID: GRAPHIC

                COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                                1992-1996

DOLLARS                                                             DOLLARS
 $250                     ID: LINE GRAPH SHOWING                      $250
 $200                   PECO ENERGY (as solid rule)                   $200
 $150                       S&P 500 (as dashes)                       $150
 $100                  DJ UTILITIES (as dot leaders)                  $100
 $ 50                                                                 $ 50
 $  0                                                                 $  0
          1992        1993         1994        1995         1996


-----------------------------------------------------------------------------
                                             December 31,
                            -------------------------------------------------
                            1991    1992     1993     1994     1995     1996
-----------------------------------------------------------------------------
PECO Energy Company         $100   106.32   129.24   110.99   145.04   129.87
-----------------------------------------------------------------------------
S&P 500 Stock Index         $100   107.62   118.46   120.03   165.14   203.06
-----------------------------------------------------------------------------
Dow Jones Utility Average   $100   104.08   114.10    96.65   127.56   139.17
-----------------------------------------------------------------------------

Assumptions:
1. $100 invested on December 31, 1991 in PECO Energy Company Common Stock, S&P 500 Stock Index and Dow Jones Utility Average.
2. All dividends are reinvested.

                                 *  *  *

    RETIREMENT PLANS. The following table shows the estimated annual retirement benefit payable on a straight-life annuity basis to participating employees, including officers, in the earnings and year of service classifications indicated, under the Company's non-contributory retirement plans. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

                                           PENSION PLAN TABLE
   AVERAGE     ---------------------------------------------------------------------
ANNUAL SALARY
 FOR HIGHEST                              YEARS OF SERVICE
 CONSECUTIVE   ---------------------------------------------------------------------
 FIVE  YEARS   10 YEARS  15 YEARS   20 YEARS  25 YEARS  30 YEARS  35 YEARS  40 YEARS
------------------------------------------------------------------------------------
$  100,000     $ 19,535  $  26,802  $ 34,070  $ 41,337  $ 48,605  $ 56,872  $ 63,139
   200,000       40,035     55,052    70,070    85,087   100,105   115,122   130,139
   300,000       60,535     83,302   106,070   128,837   151,605   174,372   197,139
   400,000       81,035    111,552   142,070   172,587   203,105   233,622   264,139
   500,000      101,535    139,802   178,070   216,337   254,605   292,872   331,139
   600,000      122,035    168,052   214,070   260,087   306,105   352,122   398,139
   700,000      142,535    196,302   250,070   303,837   357,605   411,372   465,139
   800,000      163,035    224,552   286,070   347,587   409,105   470,622   532,139
   900,000      183,535    252,802   322,070   391,337   460,605   529,872   599,139
 1,000,000      204,035    281,052   358,070   435,087   512,105   589,122   666,139


    Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 8 for the five named executive officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period.

    Messrs. Paquette, McNeill, Bardeen, Durham and Smith have 39, 29, 5, 16, and 18 credited years of service, respectively, under the Company's pension program. Because Mr. Bardeen has completed five years of continuous employment with the Company, upon his retirement on March 31, 1997, his service with the Company for purposes of calculating his benefits under the Company's pension program will be increased by 20 years. Mr. Durham and Mr. Smith are each being granted one year of additional service, for purposes of calculating their benefits under the Company's pension program, for each year of service up to a maximum of 10 additional years.

    The Internal Revenue Code of 1986, as amended, limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has supplemental plans which authorize the payment out of general funds of the Company of any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

    CHANGE-OF-CONTROL AGREEMENTS. The Company has entered into change-of-control agreements with most of its executive officers, including the individuals named in the Summary Compensation Table. The purpose of the agreements is to assure the objective judgment, and to retain the loyalties, of key executives when the Company is faced with a potential change of control by providing for a continuation of compensation (salary and bonus), health and other benefits for a two-year period, and, for certain officers, a minimum of twenty years of credited service under the Company's deferred compensation and supplemental pension benefit plans for purposes of determining the officer's pension, if an officer's employment is terminated within three years after a Change of Control.

    Change of Control is defined as (a) the purchase or other acquisition of 20% or more of either the outstanding shares of common stock or the combined voting power of the Company's then-outstanding voting securities;
(b) the approval by the shareholders of a reorganization, merger, or consolidation, in which the existing shareholders do not own more than 50% of the new company; or (c) a change of 25% of the membership of the Board of Directors within a twelve-month period unless approved by 85% of the pre-change directors still in office.

    In addition, the Company's Long-Term Incentive Compensation Plan provides that in the event of a change of control, restrictions on participant stock options and restricted stock grants lapse. The Company has also entered into two trust agreements to provide for the payment of retirement benefits and deferred compensation benefits of directors and officers that include provisions requiring full funding in the event of a change of control.

                                 *  *  *

               PROPOSAL 2.  APPOINTMENT OF AUDITORS FOR 1997

    The Board of Directors, subject to the approval of the shareholders, has appointed Coopers & Lybrand L.L.P., independent certified public accountants, as the auditors of the Company for the year 1997. Unless otherwise directed, proxies will be voted "FOR" approval of this appointment.

    Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting.

    A representative of Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement, if that representative so desires.

                                 *  *  *

     PROPOSAL 3.  APPROVAL OF MANAGEMENT INCENTIVE COMPENSATION PLAN

    As indicated previously in the Executive Compensation Section, the Company has had an annual incentive award program since 1988 called the Management Incentive Compensation Plan (the "Plan"). The Company believes that the Plan will provide incentives for achievement of key operational, short-term goals and strategic milestones that will enhance the productivity and profitability of the Company. The Plan is being amended and submitted to shareholders to make Awards performance-based, satisfying the requirements of Section 162(m) of the Internal Revenue Code ("Code") and to provide the Company flexibility in its executive compensation practices as the electric utility industry becomes increasingly competitive.

    The material differences between the amended Plan and the existing Plan are as follows: (a) establishes specific performance-based criteria for making Awards; (b) establishes a maximum award; and (c) allows Awards to be made in stock or other currency.

    The amended Plan was approved by the Board of Directors on January 27, 1997, subject to shareholder approval. The full text of the amended Plan is set forth in Appendix A to this proxy statement. If approved by the shareholders, the amended Plan will become effective on April 9, 1997.

    The Plan provides for annual awards of cash, stock, or other currency ("Awards") to key employees (employees so designated by the Committee, including employees who are officers or directors) based on achievement of certain preestablished goals. The maximum annual Award payable to any participant is two million dollars.

    The Plan is administered and interpreted by a Committee (the "Committee") consisting of two or more outside, non-employee Directors.
The Committee has the full power to select the employees who will receive Awards under the Plan; determine the amounts and forms of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; make factual determinations; and establish, amend, or waive rules and regulations for the Plan's administration.

    In order to qualify as performance-based compensation, the Committee must establish performance goals and the formula for applying such goals in determining Awards (within 90 days after the commencement of the applicable performance period or before 25% of the performance period has elapsed, if shorter than 12 months). During the performance period, the Committee may modify performance goals or the formula for applying such goals; provided, however, that the Committee cannot increase the Award otherwise payable to employees subject to Section 162(m) of the Code under the goals and formula initially adopted. The Committee may, however, reduce or eliminate the Award otherwise payable.

    The performance goals will be based on business criteria chosen by the Committee from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): (a) total shareholder return; (b) stock price increase; (c) dividend payout as percentage of net income; (d) return on equity; (e) return on capital; (f) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (g) economic value added (income in excess of capital costs); (h) cost per kilowatt hour; (i) market share; (j) customer/employee satisfaction as measured by survey instruments; (k) earnings per share; (l) revenue; (m) workforce diversity; (n) safety; (o) personal performance; (p) productivity measures; (q) diversification of business opportunities, (r) price to earnings ratio; (s) expense ratios; (t) total expenditures; and
(u) completion of key projects.

    As of February 24, 1997, there were 128 employees eligible for Awards under the Plan. Because of the similarities between the original Plan and the amended Plan, the Company believes that if the amended Plan had been in effect for 1996, the participants would have received the same bonuses they received under the original Plan.

    The affirmative vote of the holders of a majority of the Company's Common Stock present at the meeting, in person or by proxy, is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "FOR" adoption of this proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                 *  *  *

            PROPOSAL 4.  APPROVAL OF LONG-TERM INCENTIVE PLAN

    As indicated previously in the Executive Compensation Section, the Company has had a long-term incentive award program since 1989 called the 1989 Long-Term Incentive Plan (the "Plan"). The Plan was originally approved by shareholders on April 12, 1989. The Plan is being amended and submitted to shareholders to make Grants performance-based, satisfying the requirements of Section 162(m) of the Internal Revenue Code ("Code") and to provide the Company flexibility in its executive compensation practices as the electric industry becomes increasingly competitive.

    The material differences between the amended Plan and the existing Plan are as follows: (a) establishes specific performance-based criteria for making Grants; (b) establishes a maximum individual Grant; (c) establishes an aggregate limit on the number of shares that can be issued under the Plan; (d) allows additional types of Grants in the form of Stock Appreciation Rights, Performance Units, Performance Shares, Phantom Stock, Incentive Stock Options, and free-standing Dividend Equivalents; (e) extends the exercise period after retirement for nonqualified stock options ("NQSOs"), including those outstanding, to three years from 90 days; and
(f) gives the Committee broader authority in administering the Plan, including the ability to amend certain terms of Grants and to allow the transferability of certain options.

    The amended Plan was approved by the Board of Directors on January 27, 1997, subject to shareholder approval. The full text of the amended Plan is set forth in Appendix B to this proxy statement. If approved by the shareholders, the amended Plan will become effective on April 9, 1997 and will terminate on April 8, 2007, unless terminated earlier by the Committee or extended by the Committee with approval of the shareholders.

    The amended Plan provides for grants of options to purchase the Company's Common Stock ("Options"), restricted stock ("Restricted Stock"), dividend equivalents ("Dividend Equivalents"), stock appreciation rights ("SARs"), performance units ("Performance Units"), performance shares ("Performance Shares"), and phantom stock ("Phantom Stock") (collectively, "Grants") to employees, including employees who are officers and directors ("Grantees"). The Company believes that the amended Plan aligns the economic interests of the participants with those of the shareholders, and will be an incentive to the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders.

    The Plan is administered and interpreted by a Committee (the "Committee") consisting of two or more outside, non-employee Directors.
The Committee has the sole authority to (i) determine the individuals to whom Grants may be made under the Plan, (ii) determine the type, size and other terms and conditions of each Grant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, and (iv) deal with any other matters arising under the Plan. The Committee may amend or terminate the Plan at any time; provided, however, that the Committee may not amend the Plan without shareholder approval if such approval is required by section 162(m) of the Code or the rules of any stock exchange on which the Common Stock is listed.

    In order for Grants to qualify as performance-based compensation, the Committee must establish performance goals (within 90 days after the commencement of the applicable performance period) and certify that such goals have actually been met before payment is made. The business criteria to be used for purposes of establishing performance goals for Grants shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): (i) total shareholder return, (ii) stock price increase, (iii) dividend payout as percentage of net income, (iv) return on equity, (v) return on capital, (vi) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital, (vii) economic value added, (viii) cost per kilowatt hour, (ix) market share, (x) customer/employee satisfaction as measured by survey instruments, (xi) earnings per share, (xii) revenue,
(xiii) workforce diversity, (xiv) safety, (xv) personal performance, (xvi) productivity measures, (xvii) diversification of business opportunities, (xviii) price to earnings ratio, (xix) expense ratios, (xx) total expenditures, and (xxi) completion of key projects.

    The aggregate number of shares of Common Stock of the Company ("Common Stock") that may be issued or transferred under the Plan is sixteen million. Generally, during any calendar year, no individual may be granted Options or other Grants based on the fair market value of Common Stock that, in the aggregate, may be settled by delivery of more than 500,000 shares of Common Stock or the equivalent fair market value. With respect to Grants, the value of which is not based on the fair market value of Common Stock, no individual may receive during any calendar year cash or shares of Common Stock with a fair market value that, in the aggregate, exceeds two million dollars.

    The number of individuals currently participating in the Plan is 128. Because of the similarities between the original Plan and the amended Plan, the Company believes that if the amended Plan had been in effect for 1996, the participants would have received the same type and amounts of Grants they received under the original Plan.

    Federal Income Tax Consequences. A Grantee of an option intended to qualify as an "incentive stock option" ("ISO") under the Code, will not recognize taxable income upon either the grant or exercise of the ISO. A Grantee who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the Grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO, or the Grantee's disposition of the shares. As a general rule, if a Grantee disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recog-nized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held his or her shares of Common Stock prior to the disposition.

    There are no federal income tax consequences to Grantees or to the Company upon the grant of an option intended to qualify as an NQSO under the Plan. Upon the exercise of NQSOs, a Grantee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares of Common Stock were held) in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the
NQSO).

    The closing price of the Company's Common Stock on the composite tape of the New York Stock Exchange, on February 20, 1997 was $22.25 per share.

    The affirmative vote of the holders of a majority of the Company's Common Stock present at the meeting, in person or by proxy, is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "FOR" adoption of this proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                 *  *  *

                   PROPOSAL 5.  SHAREHOLDER PROPOSAL A

    A shareholder of the Company has advised the Company that he will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.

                           SHAREHOLDER PROPOSAL

    Resolved that PECO Energy Company (PECO) adopt the following policy:
That no lawyer shall be selected for the PECO slate of endorsed candidates for director that either directly or indirectly derives any compensation from any law firm that provides legal services to PECO.

    SHAREHOLDER'S STATEMENT OF SUPPORT Board Members have the duty of undivided loyalty to PECO. There is an ample pool of candidates qualified to serve on PECO's Board without conflicts of interest. Lawyer Board Members that derive compensation from the providing of legal services to PECO raise questions of conflict of interest including:

    1. Can such a director be a vigorous advocate of policies designed to reduce legal expenses by using internal legal staff to the fullest extent possible, settling cases instead of litigation, choosing the most cost effective law firms and strictly monitoring activities and billing when external counsel must be used?

    2. Can such a director be relied on to prudently limit top management's salaries, stock options and other perquisites, when offending top management by such limitation could result in an end to income derived from providing legal services to PECO?

    PECO has a history of lawyer directors whose law firms provide legal services to PECO. The proponent of this resolution has asked the PECO Board and its Chairman to stop this practice at a number of recent annual meetings without success. PECO shareholders should vote for this resolution.

                     BOARD OF DIRECTORS' STATEMENT IN
                  OPPOSITION TO SHAREHOLDER PROPOSAL A:

    The Board of Directors recommends that shareholders vote "AGAINST" this proposal. This proposal seeks to impose what the Board believes to be an arbitrary and unnecessary policy relating to director selection. An identical proposal was submitted to shareholders at the prior three Annual Meetings of Shareholders and was overwhelmingly defeated, with only 12.4%, 13.9% and 12.0%, respectively, of the vote cast in favor. The Corporate Governance Committee of the Board selects as nominees only those persons who the Committee believes are well qualified to serve as directors. It weighs, on a case by case basis, the potential contribution it believes a potential nominee will make to PECO Energy. This "case-by-case" approach is consistent with the approach adopted by the New York Stock Exchange.

    The Board has a policy that a director shall not enter into transactions with the Company without first disclosing the individual transaction and obtaining advance approval by the Board of Directors. The Board believes that it is in the best interests of the Company and its shareholders to maintain the ability to utilize the business services of individual Board members.

    The Board believes, as a general matter, that any proposal which, like this proposal, seeks to impose rigid eligibility requirements for director nominations is not in the best interests of shareholders because such requirements restrict, rather than enhance, the Company's ability to identify the most qualified persons to serve as directors.

    For these reasons, the Board recommends a vote "AGAINST" the shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                 *  *  *

                   PROPOSAL 6.  SHAREHOLDER PROPOSAL B

    A shareholder of the Company has advised the Company that she will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.

                           SHAREHOLDER PROPOSAL

    Resolved that PECO Energy Company (PECO) adopt the following policy:
That there shall be term limits for members of the Board of Directors of PECO and such term limits shall not exceed six years.

                    SHAREHOLDER'S STATEMENT OF SUPPORT

    PECO has a history of having an unlimited term of service for the members of its Board of Directors. The practice allows Board Members to continue to serve regardless of the record of performance in directing the company's affairs.

    Limiting the term of service will allow for regular replenishment of the Board composition with opportunity for new expertise, ideas and perspectives to help insure the continued viability and growth of the company.

    This resolution is consistent with trends in this country to limit terms of office of members of the United States Congress and other governing bodies. The proponent believes that implementation of this proposal will allow PECO to be guided by a continual infusion of new people bringing in new ideas and expertise to guide the company in its strategic planning and financial and business decision making. This should benefit PECO employees, shareholders and customers by allocating our resources in the most effective and constructive manner.

                     BOARD OF DIRECTORS' STATEMENT IN
                  OPPOSITION TO SHAREHOLDER PROPOSAL B:

    The Board of Directors recommends that shareholders vote "AGAINST" this proposal. An identical proposal was submitted to shareholders at last year's Annual Meetings of Shareholders and was overwhelmingly defeated, with only 7.7% of the vote cast in favor. The Board of Directors believes that the familiarity with and understanding of the Company achieved through continuity of service are assets which enhance directors' contributions to the Company. Arbitrarily limiting directors' service would deprive the Company of the insights directors have gained into the Company's business, strategies and policies. It is this insight that is especially vital now as the electric utility industry faces competition. In addition, arbitrarily disqualifying those directors who have served for six years deprives PECO Energy shareholders of the opportunity to evaluate and vote for or against those directors on the basis of merit.

    The Corporate Governance Committee of the Board of Directors, which is composed entirely of independent directors, reviews and recommends director nominees for consideration by the full Board of Directors. The Board of Directors, in turn, recommends for shareholder consideration and approval a slate of director nominees who are selected because of their experience, diversity and contribution to the Company. In addition, the Board policy governing directors' retirement (at age 70) and the Company's Bylaw provision allowing the number of directors to be varied, assure ample opportunity to add new directors with new expertise, ideas and perspectives. In fact, during 1997, three directors retired and two new directors were elected, and two directors are scheduled to retire in 1998.

    The average tenure of the Company's 14 continuing directors is 8.6 years, and 11 of the 14 directors have served six or more years. The Board of Directors believes that a restriction on the number of years of director service is unnecessary and would deprive the Company of experienced oversight, promote needless turnover of directors, and weaken the Company's present effective system of governance.

    For these reasons, the Board recommends a vote "AGAINST" the shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                 *  *  *

                              OTHER MATTERS

    Other than the foregoing, the Board of Directors knows of no other matters which will be presented at the Annual Meeting for action by the shareholders. Nevertheless, if any other matters properly come before the Meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

                                 *  *  *

    DEADLINE FOR FILING SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Proposals intended for inclusion in next year's proxy statement should be sent to the Corporate Secretary of the Company at 2301 Market Street, P.O. Box 8699, Philadelphia, PA, 19101-8699, and must be received by November 3, 1997.

                                 *  *  *

                                APPENDIX A

                           PECO ENERGY COMPANY
                  MANAGEMENT INCENTIVE COMPENSATION PLAN

            ARTICLE 1.  INTRODUCTION, OBJECTIVES AND DURATION

    1.1 Introduction: PECO Energy Company (the "Company"), hereby establishes an incentive compensation plan to be known as the PECO Management Incentive Compensation Plan (the "Plan"), as set forth below in this plan document.

    The plan permits the payment of annual awards, pursuant to achievement of certain pre-established goals, in cash, stock or other currency.

    Subject to approval by the Company's shareholders, the Plan shall become effective as of April 9, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof. The first performance period, as described in Section 4.1, shall be calendar year 1997.

    1.2 Plan Objective: The objective of the plan is to reward achievement of key operational, short-term goals and strategic milestones that will enhance the productivity and profitability of the Company.

    1.3 Duration: The plan will commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time.

                         ARTICLE 2.  DEFINITIONS

    When used in the plan, the following terms will have the definition set forth below:

    2.1 "AWARD" means individually or collectively, a payment under this plan of cash, stock, some other currency or some combination.

    2.2 "BOARD" or "BOARD OF DIRECTORS" means Board of Directors of the
Company.

    2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.4 "COMMITTEE" means, as specified in Article 3 herein, the Compensation Committee of the Board or such other Committee as may be appointed by the Board to administer the Plan.

    2.5 "COMPANY" means PECO Energy Company, a corporation, and any successor thereto as provided in Article 18 herein.

    2.6 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

    2.7 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

    2.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or a successor act thereto.

    2.9 "KEY EMPLOYEE" means an officer or other employee so designated for purposes of this plan by the Board of Directors. Directors who are not employed by the Company or its Subsidiaries shall not be considered Key Employees under this Plan.

    2.10 "NONEMPLOYEE DIRECTOR" means a Director who satisfies the requirements for a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act.

ARTICLE 3.  ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered by the Committee, the members of which (unless otherwise determined by the Board) shall be Nonemployee Directors and "outside directors" within the meaning of Code section 162(m), or any successor regulations or provisions. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

    3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions herein, the Committee shall have full power to select Key Employees who shall receive Awards under the Plan; determine the amounts and forms of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; make factual determinations; and establish, amend, or waive rules and regulations for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate its authority as identified herein.

    3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan (a) shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, Key Employees, and their estates and beneficiaries, (b) shall be in the sole discretion of the Committee, and
(c) need not be uniform as to similarly situated individuals.

   ARTICLE 4. MAXIMUM AWARDS, FORM OF AWARDS, TIMING OF AWARDS, PARTIAL AWARDS, DISABILITY, TERMINATION OF EMPLOYMENT DURING THE PLAN YEAR

    4.1 PERFORMANCE PERIOD AND MAXIMUM ANNUAL AWARD. Eligibility for Awards and amounts payable to eligible Key Employees will be determined by the Committee for each calendar year (or other fiscal year or partial year performance period established by the Committee) (the "Performance Period") based on pre-established performance goals for that Performance Period.
The maximum annual Award payable to any Participant is two million dollars.

    4.2 FORM OF AWARDS. Awards may be paid in cash, stock or some other currency or any combination thereof, as determined by the Committee in its sole discretion or, to the extent expressly authorized and directed by the Committee, by each Award recipient.

    4.3 TIMING OF AWARDS. After the close of each Performance Period the Committee will certify in writing, in the form of minutes of a meeting of the Committee or otherwise, whether and the extent to which each eligible Key Employee has satisfied applicable pre-established performance goals for that Performance Period and, as and to the extent appropriate, will approve management recommendations for Awards. Awards will be paid as soon as practical thereafter.

    4.4 PARTIAL AWARDS. Key Employees entering the Plan during the Performance Period may be eligible to receive prorated Awards based on the number of days employed and covered under the Plan during that Performance Period. Employees hired after the last day of the tenth month of a Performance Period are ineligible for an Award for that Performance Period.

    4.5 DISABILITY. Employees who receive benefits under the Company's long-term disability (LTD) plan during the Performance Period are eligible for prorated Awards if they worked at least thirty days during the Performance Period. Such an Award is prorated based on a fraction the denominator of which is the number of days in the full Performance Period otherwise applicable to the eligible Key Employee (e.g., a full or partial calendar year), and the numerator of which is the denominator reduced by the number of days for which the eligible Key Employee receives LTD benefits during the Performance Period. In unusual circumstances the Committee may determine to pay (i) a full Award or (ii) a partial Award based on a different formula for proration.

    4.6 TERMINATION OF EMPLOYMENT DURING THE PERFORMANCE PERIOD. Eligible Key Employees who die or retire (under the terms of the Company's tax-qualified defined benefit plan) during the Performance Period are eligible for prorated Awards if they worked at least thirty days during the Performance Period. Such an Award is prorated based on a fraction of the denominator of which is the number of business days, excluding weekends, but including holidays, in the full Performance Period otherwise applicable to the eligible Key Employee (e.g., the full calendar year), and the numerator of which is the number of days worked (including the last day worked but excluding, e.g., any days for which the LTD benefits are paid) by the eligible Key Employee during the Performance Period.

    An eligible Key Employee whose employment terminates during the Performance Period for reasons other than death or retirement (under the terms of the Company's tax-qualified defined benefit pension plan) is ineligible for an Award for that Performance Period. An eligible Key Employee whose employment terminates after the Performance Period but prior to payout is eligible for the full Award otherwise payable for that Performance Period. Notwithstanding the foregoing provisions, the Committee or the Chief Executive Officer of the Company, acting on behalf of the Committee, reserves the right, in its or his sole discretion, to grant Awards to Key Employees who are otherwise ineligible by reason of terminating employment during the Performance Period (other than Key Employees who are "covered employees" within the meaning of the Code section 162(m)), and to determine the amounts of any such Awards.

                ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

    Each Performance Period the Committee may select from among all Key Employees those to whom Awards may be granted in accordance with Article 6 and other applicable provisions of the Plan.

                ARTICLE 6.  PERFORMANCE CRITERIA AND GOALS

    6.1 BUSINESS CRITERIA. An eligible Key Employee's entitlement to an Award for any Performance Period, and the amount of such Award, shall be determined based on the eligible Key Employee's satisfaction of performance goals established by the Committee in accordance with Section 6.2. Such performance goals shall be based on the business criteria chosen by the Committee within 90 days after the beginning of each Performance Period (or, in the case of a Performance Period shorter than 12 months, before 25% of the Performance Period has elapsed) from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division):

    (a) Total shareholder return
    (b) Stock price increase
    (c) Dividend payout as percentage of net income
    (d) Return on equity
    (e) Return on capital
    (f) Cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital
    (g) Economic value added
    (h) Cost per kilowatt hour
    (i) Market share
    (j) Customer/employee satisfaction as measured by survey instruments.
    (k) Earnings per share
    (l) Revenue
    (m) Workforce diversity
    (n) Safety
    (o) Personal performance
    (p) Productivity measures
    (q) Diversification of business opportunities
    (r) Price to earnings ratio
    (s) Expense ratios
    (t) Total expenditures
    (u) Completion of key projects

    The foregoing business criteria may be changed only by disclosure and approval of such changes by the Company's shareholders; provided, however, that if Code section 162(m) or other applicable tax and/or securities laws permit the Committee to change such business criteria without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

    6.2 PERFORMANCE GOALS. Within 90 days after the beginning of each Performance Period (or, in the case of a Performance Period shorter than 12 months, before 25% of the Performance Period has elapsed), the Committee will establish the performance goals and the formula for applying such performance goals in determining the Awards for that Performance Period.
In the case of "covered employees" within the meaning of Code section 162(m), the Committee shall also establish within 90 days after the beginning of the Performance Period (or such shorter period as determined under the preceding sentence) any criteria or alternatives relating to the form in which Awards may be paid for that Performance Period. Under no circumstances will the maximum Award payable to any eligible Key Employee exceed the amount set forth in Section 4.1. Thereafter during the Performance Period the Committee may, in its sole discretion, modify performance goals or the formula for applying such performance goals for the Performance Period; provided, however, that in no case may the Committee adopt any such modification that would increase the Award otherwise payable to any "covered employee," within the meaning of Code section 162(m), under the performance goals and formula initially adopted by the Committee for the Performance Period; and provided further, that the Committee may, in its sole discretion, reduce or eliminate the Award otherwise payable to any eligible Key Employee. In addition, the Committee may, in its sole discretion, grant Awards to eligible Key Employees who are not "covered employees" within the meaning of Code section 162(m), which Awards need not be determined in accordance with this Article 6 but may be in such amounts and on such terms as the Committee determines in its sole discretion.

                          ARTICLE 7.  DEFERRALS

    The Committee may permit or require an eligible Key Employee to defer his or her Award. If any such deferral is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

                     ARTICLE 8.  RIGHTS OF EMPLOYEES

    8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Key Employee's employment at any time, or confer upon any Key Employee any right to continue in the employ of the Company or such Subsidiary.

    8.2 PARTICIPATION. No Key Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected in a particular Performance Period, to be selected to receive an Award in any future Performance Period.

           ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION

    9.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part; provided however, that no amendment which requires shareholder approval will be effective unless and until such approval is obtained.

    9.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, to the extent such Award has not yet been paid, without the written consent of the Key Employee to whom such Award is granted.

    9.3 COMPLIANCE WITH CODE SECTION 162(m). All Awards granted under this Plan shall comply with the applicable requirements of Code section 162(m), as in effect from time to time; provided, however, that such compliance shall not be required if the Committee determines, in its sole discretion, that the best interests of the Company would be served by such compliance with respect to any Award or Awards granted under the Plan.

                         ARTICLE 10.  WITHHOLDING

    The Company shall deduct or withhold from Awards or other amounts payable to a Key Employee, or require the Key Employee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

                       ARTICLE 11.  INDEMNIFICATION

    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to defend the same before he or she undertakes to defend it or his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                         ARTICLE 12.  SUCCESSORS

    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

                     ARTICLE 13.  LEGAL CONSTRUCTION

    13.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    13.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining part of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    13.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of stock and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    13.4 SECURITIES LAW COMPLIANCE. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    13.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                APPENDIX B

                           PECO ENERGY COMPANY
                      1989 LONG-TERM INCENTIVE PLAN

    The purpose of the PECO Energy Company 1989 Long-Term Incentive Plan (the "Plan") is to encourage designated key employees of PECO Energy Company (the "Company") and its subsidiaries to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, by aligning the economic interests of the participants with those of the shareholders.

    1. Administration

    (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued Grant, and
(v) deal with any other matters arising under the Plan.

    (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

    2. Grants

    Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 ("Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), performance units as described in Section 8 ("Performance Units"), performance shares as described in Section 8 ("Performance Shares"), phantom stock as described in Section 9 ("Phantom Stock"), and dividend equivalents as described in Section 10 ("Dividend Equivalents") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

    3. Shares Subject to the Plan

    (a) Shares Authorized. Subject to the adjustment specified in Section 3(c) below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is sixteen million, subject to the adjustment specified in Section 3(c) below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including treasury shares and shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock, Performance Units, Performance Shares or Phantom Stock are forfeited, the shares (if any) subject to such Grants shall again be available for purposes of the Plan.

    (b) Individual Limit. During any calendar year, no individual may be granted Options or other Grants under the Plan that, in the aggregate, may be settled by delivery of more than five hundred thousand shares of Company Stock, subject to adjustment as provided in Section 3(c). In addition, with respect to Grants the value of which is based on the Fair Market Value of Company Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Grants that exceed the greater of the Fair Market Value (as defined in Section 5(b)(iii)) of the number of shares of Company Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations, so that Grants that may be settled solely by delivery of Company Stock will not operate to reduce the amount or value of cash-only Grants, and vice versa; nevertheless, Grants that may be settled in Company Stock or cash must not exceed either limitation.

    With respect to Grants, the value of which is not based on the Fair Market Value of Company Stock, no individual may receive during any calendar year cash or shares of Company Stock with a Fair Market Value at date of settlement that, in the aggregate, exceeds two million dollars.

    (c) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Company Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(c) shall be made and shall occur automatically by application of such formula, without further action by the Committee.

4. Eligibility for Participation

    (a) Eligible Persons. All key employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Members of the Board who are not Employees shall not be eligible to participate in the Plan.

    (b) Selection of Grantees. The Committee shall select the Employees to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant, and/or shall establish such other terms and conditions applicable to such Grant, in such manner as the Committee determines. Employees who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

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

    5. Granting of Options

    (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options.

    (b) Type of Option and Price.

        (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

        (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

        (iii) The Fair Market Value per share shall be the closing sale price of a share of Company Stock on the composite tape of New York Stock Exchange, or if there is not such sale on the relevant date, then on the last previous day on which a sale was reported.

    (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

    (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

    (e) Termination of Employment, Disability or Death.

        (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company. In the event that a Grantee ceases to be so employed for any reason other than a "disability," death, retirement, or a termination for the convenience of the Company, any Option held by the Grantee shall terminate at the close of business on the Grantee's last day of employment.

        (ii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," or the Grantee dies or retires under the terms of the Company's tax- qualified defined benefit pension plan, any Nonqualified Stock Option, or any Incentive Stock Option in the case of the Grantee's death, which is otherwise exercisable by the Grantee shall terminate unless exercised within three years after the date on which the Grantee ceases to be employed by the Company (or within such shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

        (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Incentive Stock Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

        (iv) In the event the Grantee ceases to be employed by the Company because the Grantee retires under the terms of the Company's tax-qualified defined benefit pension plan or because the Grantee's employment is terminated for the convenience of the Company (as determined by the Chief Executive Officer of the Company in his sole discretion), any Incentive Stock Option, and any Nonqualified Stock Option in the case of the Grantee's termination for the convenience of the Company, that is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

        (v) For purposes of this Section 5(e) and Sections 6, 7 and 8:

        (A) The term "Company" shall mean the Company and its subsidiary corporations.

        (B) "Disability" or "disabled" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

        (vi) The terms of all outstanding Options or other Grants which were granted prior to the effective date of this Plan as amended and restated herein, and which, if granted after such date, would be subject to the provisions of this Section 5(e), are amended automatically to provide for exercisability during the periods and under the circumstances set forth in this Section 5(e), determined without regard to any prior specification by the Committee or its predecessor which may be deemed to be for a shorter period.

    (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash,
(y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. In addition, the Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion, deems appropriate. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) at the time of exercise. Shares of the Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Committee may grant additional Options, to purchase, at Fair Market Value as of the date of exercise of the Option or the date of grant of such additional Options, whichever is later, for a term equal to the unexpired term of the exercised Option, a number of shares of Company Stock equal to the sum of the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any withholding taxes.

    (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds one hundred thousand dollars, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

    (h) Dividend Equivalents. The Committee may grant dividend equivalents in connection with Options granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

    6. Restricted Stock Grants

    The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted
Stock:

    (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

    (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

    (c) Requirement of Employment. If the Grantee ceases to be employed by the Company during the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed at the close of business on the Grantee's last day of employment, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, accelerate the termination of the restrictions for all or a portion of such Restricted Stock as it deems appropriate.

    (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 12(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

    (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period the Grantee shall not have the right to vote shares of Restricted Stock. During the Restriction Period the Grantee shall have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

    (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may terminate the restrictions, as to any or all Restricted Stock Grants, without regard to any Restriction Period.

    7. Stock Appreciation Rights

    (a) General Requirements. The Committee may grant SARs to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

    (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

    (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument; provided, however, that the term of the SAR shall not exceed ten years. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e) for Options. For purposes of the preceding sentence, the rules applicable to a tandem SAR shall be the rules applicable under Section 5(e) to the Option to which it relates, and the rules applicable to any other SAR shall be the rules applicable under Section 5(e) and a Nonqualified Stock Option. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

    (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

    (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

    8. Performance Units and Performance Shares

    (a) General Requirements. The Committee may grant Performance Units or Performance Shares to a Grantee. Each Performance Unit/Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the Fair Market Value of a share of Company Stock. The Committee shall determine the number of Performance Units/Shares to be granted and the requirements applicable to such Units/Shares.

    (b) Performance Period and Performance Goals. When Performance Units/Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units/Shares ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate.

    (c) Payment with respect to Performance Units/Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units/Shares are met, the value of the Performance Units (if applicable) and the amount, if any, to be paid with respect to the number of Performance Units/Shares that have been earned. Payments with respect to Performance Units/Shares shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

    (d) Requirement of Employment. If the Grantee ceases to be employed by the Company during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units/Shares shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by the Company after the expiration of a Performance Period but prior to payment, payment shall be made to the Grantee or the Successor Grantee, if applicable.

    9. Phantom Stock

    (a) General Requirements. The Committee may grant Phantom Stock to a Grantee in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

    (b) Value of Phantom Stock. The Committee shall establish the initial value of the Phantom Stock at the time of grant which may be greater than, equal to or less than the Fair Market Value of a share of Company Stock.

    (c) Dividend Equivalents. The Committee may grant dividend equivalents in connection with Phantom Stock granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

    (d) Form and Timing of Payment. The Committee shall determine whether the Phantom Stock shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. Cash payments shall be in an amount equal to the Fair Market Value on the payment date of the number of shares of Company Stock equal to the number of shares of Phantom Stock with respect to which payment is made. The number of shares of Company Stock distributed in settlement of a Phantom Stock Grant shall equal the number of shares of Phantom Stock with respect to which settlement is made. Payment shall be made in accordance with the terms and at such times as determined by the Committee at the time of grant.

    (e) Requirement of Employment. If the Grantee ceases to be employed by the Company prior to becoming vested or otherwise entitled to payment, the Grantee's Phantom Stock shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

    10.  Dividend Equivalents.

    (a) General Requirements. The Committee may grant Dividend Equivalents to a Grantee in such number and upon such other terms, including in either case the achievement of specific performance goals, and at any time and from time to time, as shall be determined by the Committee. Each Dividend Equivalent shall represent the right to receive an amount in cash, or shares of Company Stock having a Fair Market Value, equal to the amount of dividends paid on one share of Company Stock during such period as may be established by the Committee.

    (b) Form and Timing of Payment. Dividend Equivalents may be paid currently or accrued as contingent cash obligations, upon such terms as the Committee may establish. The Committee shall determine whether Dividend Equivalents shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. The number of any shares of

Common Stock payable in satisfaction of Dividend Equivalents shall be determined by dividing the amount credited to the Grantee with respect to such Dividend Equivalents by the Fair Market Value on the day instructions are given to the Company's Treasurer or transfer agent to issue or purchase such shares. Cash shall be delivered in lieu of any fractional shares. Payment shall be made at such times as determined by the Committee at the time of grant.

    (c) Requirement of Employment. If the Grantee ceases to be employed by the Company prior to becoming entitled to payment, the Grantee's Dividend Equivalents shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

    11.  Withholding of Taxes

    (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

    (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock, Performance Units, Performance Shares, Phantom Stock or Dividend Equivalents, any of which is paid in Company Stock, by having shares withheld having a Fair Market Value up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

    12.  Transferability of Grants

    (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights which have not been extinguished by the Grantee's death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

    (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

    13.  Grants Subject to Code Section 162(m)

    (a) Performance Based Grants. Any Grant to a Grantee who is a "covered employee" within the meaning of Code Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, shall qualify as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance goals for such a Grant shall consist of one or more of the business criteria set forth in Section 13(b), below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee in writing prior to (or within 90 days after commencement of) the applicable performance period. Performance goals shall be objective and shall otherwise meet the requirements of
Section 162(m)(4)(C) of the Code and regulations thereunder. Performance goals may differ for such Grants to different Grantees. The Committee shall specify the weighting to be given to each performance goal for purposes of determining the final amount payable with respect to any such Grant. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with such a Grant, but may not exercise discretion to increase such amount. All determinations by the Committee as to the achievement of performance goals shall be certified in writing prior to payment under the Plan, in the form of minutes of a meeting of the Committee or otherwise.

    (b) Business Criteria. Unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general business criteria set forth in this Section, the attainment of which may determine the amount and/or vesting with respect to Grants, the business criteria to be used for purposes of establishing performance goals for such Grants shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division):

    (i)     Total shareholder return
    (ii)    Stock price increase
    (iii)   Dividend payout as percentage of net income
    (iv)    Return on equity
    (v)     Return on capital
    (vi) Cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital
    (vii)   Economic value added
    (viii)  Cost per kilowatt hour
    (ix)    Market share
    (x)     Customer/employee satisfaction as measured by survey instruments
    (xi)    Earnings per share
    (xii)   Revenue
    (xiii)  Workforce diversity
    (xiv)   Safety
    (xv)    Personal performance
    (xvi)   Productivity measures
    (xvii)  Diversification of business opportunities
    (xviii) Price to earnings ratio
    (xix)   Expense ratios
    (xx)    Total expenditures
    (xxi)   Completion of key projects

    In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

    14.  Deferrals

    The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the exercise of any Option or

SAR, the lapse or waiver of restrictions applicable to Restricted
Stock, the satisfaction of any requirements or objectives with respect to Performance Units/Shares or the vesting or satisfaction of any terms applicable to Phantom Stock or Dividend Equivalents. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

15. Requirements for Issuance or Transfer of Shares

    No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

16. Amendment and Termination of the Plan

    (a) Amendment. The Committee may amend or terminate the Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code or the rules of any stock exchange on which Company Stock is listed.

    (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.

    (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

    (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

    17.  Funding of the Plan

    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

    18.  Rights of Participants

    Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Employee or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

    19.  No Fractional Shares

    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

    20.  Headings

    Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

    21.  Effective Date of the Plan

    This Plan was originally effective in 1989, as approved by the shareholders of the Company April 12, 1989. The Board has approved the extension of the Plan as amended and restated herein. Subject to the approval of the Company's shareholders, the Plan shall be effective on April 9, 1997 as so amended and restated, and such date shall be the effective date of the Plan for purposes of future Grants of Incentive Stock Options and other Grants hereunder, and for purposes of termination of the Plan in accordance with Section 16(b) hereof.

    22.  Miscellaneous

    (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

    (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In particular, and without otherwise limiting the provisions of this Section 21(b), no Grantee subject to section 16 of the Exchange Act may exercise any Option or SAR except in accordance with applicable requirements of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

    (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.



                                  [LOGO]
                        Printed on Recycled Paper

                               APPENDIX OF
                        GRAPHIC AND IMAGE MATERIAL
                 OMITTED FROM ELECTRONIC FORMAT DOCUMENT
                  PURSUANT TO RULE 304 OF REGULATION S-T

                                     APPENDIX OF
                                    FORM OF PROXY


                                 PECO ENERGY COMPANY
                               1997 COMMON STOCK PROXY

   P    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
        THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 9, 1997, AT
   R 9:30 A.M. IN THE LECTURE HALL OF THE PENNSYLVANIA CONVENTION CENTER, PHILADELPHIA, PENNSYLVANIA, LOCATED NEAR THE 13TH AND ARCH STREETS
   O    ENTRANCE.

   X         SUSAN W. CATHERWOOD, M. WALTER D'ALESSIO and J. BARRY MITCHELL,
        or any of them, with power of substitution are hereby appointed
   Y proxies to vote as specified all shares of Common Stock which the Shareholder(s) named on the reverse side is entitled to vote at the above Annual Meeting or at any adjournment thereof, and in their
   -    discretion to vote upon all other matters as may properly be brought
   -    before the Meeting.
   -
   -         First Chicago Trust Company of New York, as Custodian under the
   -    Dividend Reinvestment and Stock Purchase Plan, and PECO Energy
   -    Company, as Custodian for the 401(k) Employee Savings Plan, are hereby
   - authorized to execute a proxy with identical instructions for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

             Nominees for election to the Board of Directors for Class I terms expiring in 2000 are:

             Richard G. Gilmore, Richard H. Glanton, Joseph J. McLaughlin, Corbin A. McNeill, Jr., and Robert Subin

             Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to P.O. Box 8647, Edison, New Jersey, 08818-9146.


                                                              ---------------
                                                              | SEE REVERSE |
                                                              |     SIDE    |
                                                              ---------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                        ^  FOLD AND DETACH HERE  ^


                          [LOGO]  PECO ENERGY(r)


                      ANNUAL MEETING OF STOCKHOLDERS


                              APRIL 9, 1997
                                9:30 A.M.


                    THE PENNSYLVANIA CONVENTION CENTER
                          13TH AND ARCH STREETS
                        PHILADELPHIA, PENNSYLVANIA

-------  PLEASE MARK YOUR                                            |
|  X  |  VOTES AS IN THIS                                            |  9172
-------  EXAMPLE.                                                    |--------


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2, 3, AND 4 AND AGAINST PROPOSALS 5 AND 6.

------------------------------------------------------------------------------
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
------------------------------------------------------------------------------
                    FOR  WITHHELD                        FOR  AGAINST  ABSTAIN
1. Election of                         2. Appointment
   Directors.                             of auditors
   (see reverse)    ___     ___           for 1997       ___    ___      ___

   For, except vote withheld           3. Approval of    FOR  AGAINST  ABSTAIN
   from the following                     Management
   nominee(s):                            Incentive
                                          Compensation
                                          Plan.          ___    ___      ___
   ______________________________
                                                         FOR  AGAINST  ABSTAIN
                                       4. Approval of
                                          Long-Term
                                          Incentive
                                          Plan.          ___    ___      ___

------------------------------------------------------------------------------
                                     |   THE BOARD RECOMMENDS A VOTE AGAINST
                                     |----------------------------------------
                                     |                   FOR  AGAINST  ABSTAIN
                                     | 5. Shareholder
                                     |    Proposal A.    ___    ___      ___
                                     |
                                     | 6. Shareholder
                                     |    Proposal B.    ___    ___      ___
                                     |
                                     |----------------------------------------
                                       SPECIAL ACTION
                                       Discontinue            Will
                                       Annual Report          Attend
                                       mailing for            Annual
                                       this account.     ___  Meeting    ___


SIGNATURE(S) ______________________________________________ DATE _____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                        ^  FOLD AND DETACH HERE  ^



                          [LOGO]  PECO ENERGY(r)





               PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE
            ENCLOSED ENVELOPE.  THANK YOU FOR YOUR PROMPT REPLY.